PROJECT NAPOLEON

        Presentation to the Sepcial Committee of the Board of Directors

                                 July 31, 1997

TABLE OF CONTENTS

I.   Proposed Transaction

II.  Summary of Analyses Performed by Wheat

III. Valuation Summary

IV.  Valuation Analysis


     Appendices

     A.   Comparable Companies Analysis

     B.   Case Studies of Comparable Acquisitions

     C.   Information on Napoleon

     D.   Information on Terrapin

I.   PROPOSED TRANSACTION

PROPOSED TRANSACTION

Transaction Overview and Timing

o Terrapin (the "Acquiror") has made an offer to purchase Napoleon (the "Company") for $4.00 per share in cash. Napoleon and Terrapin plan to execute a definitive agreement and plan of merger (the "Agreement") and announce the transaction on or before Friday August 1, 1997. Within five days of the announcement of the Agreement, Terrapin plans to commence a cash tender offer to purchase all of the outstanding shares of Napoleon.

o The conditions of the offer include: (i) a tender of a majority of the fully-diluted shares outstanding; and (ii) no material adverse changes to the Company.

Purchase Price

o The $4.00 per share purchase price implies an equity value of $31.0 million (assuming 7,758,401 fully-diluted shares outstanding) and an enterprise value of $171.7 million (assuming $61.7 million of total net debt outstanding and 8x annual rents of $9.9 million).

Financing

o Terrapin does not have a financing contingency and anticipates that it will fund the equity portion of the purchase price from its existing line of credit. Terrapin plans to assume the Company's existing obligations.

II.  SUMMARY OF ANALYSES PERFORMED BY WHEAT


SUMMARY OF ANALYSES PERFORMED BY WHEAT


o    Reviewed the auction process conducted by Smith Barney and the Company.

o    Reviewed Sale Memorandum on Napoleon prepared by Smith Barney.

o    Reviewed the offers of the competing bids for the Company.

o Performed due diligence at Napoleon's headquarters and conducted interviews with Napoleon's senior management team.

o Reviewed projections ended March 31, 1997 on a facility-by-facility basis and compared to management's forecasts for the quarter.

o Compared the premiums paid implied by the Terrapin offer to premiums paid in recent, similar sized transactions.

o Analyzed Napoleon's financial performance and market valuation compared to publicly traded comparable companies.

o    Examined the mutiples paid in recent acquisitions of companies of a comparable size.

o    Considered the prospects for Napoleon and its shareholders as a stand-alone entity.

o    Reviewed the draft of the Definitive Merger Agreeement date August ___, 1997 as submitted by Terrapin.

III. VALUATION SUMMARY

VALUATION SUMMARY



                                                 Multiple of Enterprise Value
                                         ---------------------------------------
                                                                        Number
                                         Revenue        EBITDAR        of Beds
                                         -----------  -------------  -----------


Terrapin Offer                                 1.3x       17.0x        $38,589

Publicly Traded Comparable Companies:
    Entire Universe                            1.4x        8.8x        $85,679

    Most Comparable (1)                        1.2x        8.2x        $54,679

Comparable Acquisitions:
    Seven Acquisitions                         1.6x        8.6x        $62,573

    Three Most Comparable                      1.9x       11.6x        $44,050
    Acquisitions (2)

Price Waterhouse Study (3)                      ---         ---        $33,800



---------------------
(1)  Includes AVC, BEV, RHS, and UNHC.
(2)  Includes   Sun/Retirement   Care,   Multicare/Concord,    and   Sun/Regency
     acquisitions.
(3)  Per Price Waterhouse study, 1996 (information as of 1995).

VALUATION SUMMARY

VALUATION SUMMARY


Premium Analysis

o Terrapin's cash tender offer of $4.00 per share represents a 23.1% premium to Napoleon's current stock price; a 33.3% premium to the week ago stock price; a 8.5% premium to the four weeks ago stock price; a 88.2% premium to the three months ago stock price; a 28.0% premium to the six months ago stock price; and a 145.4% premium to the low price of the Company's stock price which occurred on April 25, 1997. Premiums paid in similarly-sized equity transactions were in the 20% to 30% range on average.

Comparison to Publicly Traded Comparable Companies

o Comparing certain implied multiples paid for Napoleon in the contemplated merger with Terrapin to the publicly traded comparable companies, there are several observations: (i) The implied Revenue multiple is below the comparable median multiple of 1.4x but at a premium to median implied multiple of EBITDAR for the comparable companies of 8.8x; (ii) the implied Enterprise Value to the number of Beds is considerably lower than the median Enterprise Value per Bed of $85,679. However, many of the publicly traded comparable companies generate significant revenues and profitability from ancillary services and businesses, and therefore this multiple for the comparable companies is understandably considerably higher as compared to Napoleon; (iii) in comparing the publicly traded comparable companies to Napoleon, it should be noted that Napoleon is one of two companies currently losing money. In addition, Napoleon's EBITDAR margin of 7.7% is less than half of the median EBITDAR margin for the group of 16.1%.
     Napoleon is also considerably smaller than most of the publicly traded comparable companies based on revenues, number of facilities and number of beds. In addition, Napoleon has a quality mix (revenues from payors other than Medicaid) of 50.4% which is below the median of the comparable companies of 64.6%. Of the comparable companies, the most comparable include Advocat, Beverly Enterprises, Regency Healthcare, and Unison.

Comparison to Comprabale Acquisitions

o Comparing certain implied multiples paid for Napoleon in the contemplated merger with Terrapin to certain recent comparable acquisitions, there are several observations: (i) while we determined seven acquisitions were generally comparable, we considered three of these acquisitions to be most comparable based on their respective sizes and operations: the acquisition of Retirement Care Associates by Sun Healthcare Group, the acquisition of Concord Health Systems by Multicare, and the acquisition of Regency Health Services by Sun Healthcare Group; (ii) the implied multiple of Enterprise Value to Revenues is below the median comparable multiple of the comparable acquisitions of 1.6x and below the Enterprise Value to Revenues of two of the most comparable acquisitions of 1.9x and 2.2x, and above the other of 1.0x, respectively; (iii) the implied Enterprise Value as a multiple of EBITDAR is a significant premium to the median multiple for the comparable acquisitions of 8.6x and the three most comparable acquisitions of 12.3x, 11.6x, and 6.4x, respectively; (iv) the implied multiple of Enterprise Value to number of Beds is considerably lower than the comparable median multiple of the comparable acquisitions of $62,573. However, the comparable acquisitions include transactions in which the targets generated significant profitability from ancillary services and businesses which increased these multiples. Analyzing the three most comparable acquisitions which had fewer ancillary services and businesses, the multiple of Enterprise Value to number of Beds is more in line with the multiple implied by the Terrapin transaction. In addition, in a study recently prepared by Price Waterhouse, it lists the average price per bed at a skilled nursing facility as $33,800 per bed in 1995.


Prospects for the Company as a Stand-Alone Entity

o In evaluating the Terrapin offer, we also considered the prospects for the Company as a stand-alone entity. Management's projections show the Company slightly profitable in 1997 and earning $4.2 million in 1998 or approximately $0.55 per share. In order to achieve these results, management has assumed that it disposes of 12 facilities (sell seven and close five) by July 1, 1997. While the Company has letters of interest for the seven facilities it intends to sell, there is risk that the disposal of these facilities would not occur as projected. In addition, in the closing of the five facilities, the Company's primary lessor, HRPT, would have to agree to assume approximately $6 million in additional liabilities. The
     Company would also need to finance approximately $8.5 million of liabilities in order to continue as a going concern. $5 million of the $8.5 million is past due to vendors. In remaining a stand-alone entity, the Company is also dependent on Terrapin to continue to provide management services, provide a credit line, and guarantee other debt outstanding. In addition, if the Company remains as a stand-alone entity, it plans to dispose of 12 facilities (sell seven and close five), and it will incur an $8 million writeoff. This writeoff and the resulting impact on the Company's tangible net worth could cause the Company to be delisted from NASDAQ.

                                       IV

                               VALUATION ANALYSIS

          NAPOLEON STOCK PRICE & VOLUME GRAPH
          (October 4, 1996 through July 30, 1997)


On October 9, 1996
the Company publicly
announced it engaged                    [GRAPHIC OMITTED]
Smith Barney to
evaluate its
strategic alternatives.


                    Current Price:            $3.25
                    High/Low Range:           $7.25  /   $1.63
                    Average Daily Volume:     46,677

PURCHASE PRICE PREMIUM ANALYSIS (1)
(Dollars in Millions)

                                                                        DATE            EQUITY    ONE DAY            ONE WEEK
               TARGET NAME                      ACQUIROR NAME        ANNOUNCED           VALUE    PREMIUM     (2)     PREMIUM
----------------------------------- ----------------------------- -----------------   ---------  -------------    ----------------
Frontier Airlines                   Western Pacific Airlines          06/30/97        $  35.5         0.8   %            -5.2   %
Cable Car Beverage                  Triarc Cos Inc                    06/24/97           31.8       -11.4                -3.1
Howell Industries Inc               Oxford Automotive Inc             05/21/97           23.0        28.7                30.4
Gateway Bancorp,KY                  Peoples Bancorp                   04/25/97           20.6        10.3                15.4
Thermal Industries Inc              Hicks Muse Tate & Furst           03/31/97           37.5        29.9                26.7
Strober Organization Inc            Hamilton Acquisition LLC          03/27/97           32.1           -                 3.2
CitiSave Finl                       Deposit Guaranty                  03/26/97           20.3        46.4                50.5
Suburban Bancorporation             Fifth Third Bancorp,OH            03/13/97           32.9        26.0                24.2
Skyline Chili Inc                   Meritage Hospitality Group        02/21/97           34.1        19.7                35.7
CleveTrust Realty Investors         RM Crowe Co                       02/20/97           33.0        14.1                11.7
First Patriot Bankshares            United Bankshares Inc             02/19/97           35.4        15.3                 9.7
Calnetics Corp                      Summa Industries Inc              02/14/97           24.3         6.9                17.0
Contour Medical(Retirement)         Resources Corp(Uniwide)           02/13/97           30.2       -14.0               -18.4
MS Financial(MS Diversified)        Search Capital Group Inc          02/07/97           20.9        45.5                77.8
McM Corp                            MCM Acquisition Co                02/04/97           29.0        27.2                19.5
American Recreation Centers         AMF Bowling Centers               01/17/97           39.9        15.3                33.3
Thermal Industries Inc              HIG Investment Group              01/07/97           30.3        18.8                25.0
USMX Inc                            Dakota Mining Corp                01/06/97           22.0       -26.2               -22.3
Partners Preferred Yield III        Public Storage Inc                12/23/96           32.4        -9.0                -4.6
West Coast Bancorp Inc              FNB Corporation                   11/15/96           31.3        19.1                20.1
OSB Financial Corp                  FCB Financial Corp                11/14/96           31.2        12.4                12.4
Continental Materials Corp          Investor Group                    11/13/96           23.2        14.3                11.3
SJS Bancorp Inc                     Shoreline Financial Corp          11/07/96           26.5        18.7                13.7
Panatech R&D                        Harbour Group Ltd                 11/05/96           29.2        55.6                55.6
Wireless Cable of Atlanta           BellSouth Corp                    10/28/96           34.3        89.9                80.8
Amedisys Inc                        Complete Management Inc           10/24/96           23.3        30.9                50.0
Software Publishing Corp            Allegro New Media                 10/02/96           25.2        14.9                10.9
Cosmetic Center Inc                 Prestige Fragrance & Cosm.        10/01/96           20.7        17.4                45.3
Sigma Circuits Inc                  Continental Circuits Corp         09/30/96           38.1        18.9                22.2
Corpus Christi Bancshares Inc       Cullen/Frost Bankers Inc          09/30/96           32.4        17.8                17.8


                                         FOUR WEEK            THREE MONTH            SIX MONTH
               TARGET NAME                PREMIUM               PREMIUM               PREMIUM
-----------------------------------   ----------------     -------------------    ----------------

Frontier Airlines                            19.4    %               17.2   %            24.0   %
Cable Car Beverage                            4.9                    42.9                54.5
Howell Industries Inc                        32.1                   -22.9                -7.5
Gateway Bancorp,KY                           25.0                    30.4                31.6
Thermal Industries Inc                       26.7                    58.4                92.4
Strober Organization Inc                      2.1                     4.3                26.3
CitiSave Finl                                46.4                    46.4                45.1
Suburban Bancorporation                      31.8                    42.8                30.8
Skyline Chili Inc                            43.4                    83.1               133.8
CleveTrust Realty Investors                  11.7                    30.0                31.7
First Patriot Bankshares                      4.6                    30.8                44.7
Calnetics Corp                               26.5                    29.2                 3.3
Contour Medical(Retirement)                  -2.4                     0.0               -13.1
MS Financial(MS Diversified)                 33.3                    14.3               -60.0
McM Corp                                     18.1                    11.5                24.0
American Recreation Centers                  70.0                    61.9                36.0
Thermal Industries Inc                       25.0                    58.9                67.8
USMX Inc                                    -22.3                   -44.2               -40.0
Partners Preferred Yield III                 -2.2                    -1.0                 8.6
West Coast Bancorp Inc                       17.3                    12.1                19.1
OSB Financial Corp                           15.9                    22.2                21.5
Continental Materials Corp                   14.3                    33.9                38.9
SJS Bancorp Inc                              24.1                    32.5                35.8
Panatech R&D                                 51.4                    64.8                55.6
Wireless Cable of Atlanta                    80.8                    20.5                80.8
Amedisys Inc                                 38.5                    56.5                 9.1
Software Publishing Corp                     60.8                   -64.3               -44.5
Cosmetic Center Inc                         103.5                    52.6                42.0
Sigma Circuits Inc                           46.1                    29.2               -16.0
Corpus Christi Bancshares Inc                17.8                    17.8                21.6

PURCHASE PRICE PREMIUM ANALYSIS (1)
(Dollars in Millions)

                                                                        DATE            EQUITY    ONE DAY            ONE WEEK
               TARGET NAME                      ACQUIROR NAME        ANNOUNCED           VALUE    PREMIUM     (2)     PREMIUM
----------------------------------- ----------------------------- -----------------   ---------  -------------    ----------------
Horizon Bancorp Inc                 Compass Bancshares Inc            09/19/96        $  32.8        43.8   %            36.9   %
Troy Hill Bancorp                   PennFirst Bancorp                 09/16/96           22.6        20.9                55.2
GreenStone Industries Inc           Louisiana-Pacific Corp            09/10/96           32.3        33.3                52.7
LaTex Resources Inc                 Alliance Resources PLC            08/13/96           22.1       181.1               202.8
Interpoint Corp                     Crane Co                          07/01/96           33.3       -70.4               -85.0
Scanforms Inc                       Big Flower Press Holdings         06/17/96           21.4        61.4                61.4
Cupertino National Bancorp          Greater Bay Bancorp               06/06/96           34.5        23.0                20.8
Clinton Gas Systems Inc             Joint Energy Development          05/24/96           38.1         3.8                14.9
Financing for Science Intl Inc      Finova Group Inc                  05/20/96           37.0         4.5                 6.7
Open Environment Corp               Borland International Inc         05/13/96           39.3       -37.6               -15.4
MDT Corp                            Getinge Industrier AB             05/13/96           37.3        12.8                22.2
Hometown Bancorporation Inc         Hubco Inc                         04/29/96           31.9        20.3                29.1
Allegiance Banc                     F&M National                      04/22/96           27.5        33.3                46.3
Tucker Drilling Co Inc              Patterson Energy Inc              04/17/96           23.3         4.7                 7.1
Teletouch Communications Inc        ProNet Inc                        04/15/96           37.7        25.7                27.5
Workingmen's Capital Hldgs Inc      Old Natl Bancorp                  04/09/96           37.8        31.0                27.0
Sunrise Bancorp                     ValliCorp Holdings Inc            04/08/96           20.6        61.0                48.6
Home Federal                        F&M Bancorp                       04/02/96           29.9        42.5                51.7
DeSoto Inc                          Keystone Consolidated Inds        03/13/96           36.1        65.4                53.0
Salton/Maxim Houswares Inc          Windmere Corp                     02/28/96           21.1        -0.2                12.8
LDI Corp                            NationsBank Corp                  02/15/96           27.7        31.2                21.5
Medical Innovations Inc             Horizon/CMS Healthcare            02/13/96           30.3        13.8                18.4
Citizens Security Group Inc         Meridian Insurance Group          02/08/96           22.6        88.7               108.3

                                                                                      Mean           23.6 %              28.1 %
                                                                                      Median         18.9                22.2

Napoleon                            Terrapin                             -            $  31.0        23.1 %              33.3 %


                                         FOUR WEEK            THREE MONTH            SIX MONTH
               TARGET NAME                PREMIUM               PREMIUM               PREMIUM
-----------------------------------   ----------------     -------------------    ----------------
Horizon Bancorp Inc                          43.8    %                5.9   %             4.6   %
Troy Hill Bancorp                            52.4                    60.4                62.7
GreenStone Industries Inc                    58.5                    50.0                31.2
LaTex Resources Inc                         181.1                   228.0               180.8
Interpoint Corp                             -86.3                   -19.0               -11.5
Scanforms Inc                                58.6                    68.0               104.4
Cupertino National Bancorp                   23.0                    20.8                30.1
Clinton Gas Systems Inc                      31.7                    12.5                38.4
Financing for Science Intl Inc               12.5                    17.7                31.3
Open Environment Corp                        -1.0                   -42.0               -52.8
MDT Corp                                      4.8                    15.8                12.8
Hometown Bancorporation Inc                  29.1                    32.7                33.3
Allegiance Banc                              46.3                    48.1                90.4
Tucker Drilling Co Inc                       10.1                    26.2                26.2
Teletouch Communications Inc                 35.4                    46.7                51.7
Workingmen's Capital Hldgs Inc               36.2                    31.0                33.0
Sunrise Bancorp                              61.0                    68.0                61.0
Home Federal                                 38.4                   -32.8               -27.3
DeSoto Inc                                   80.0                   135.4                61.1
Salton/Maxim Houswares Inc                    3.8                    -0.2                -0.2
LDI Corp                                     49.1                    13.1                26.2
Medical Innovations Inc                       5.7                     5.7               -24.1
Citizens Security Group Inc                 117.4                   166.6               150.0

                                             33.1 %                  32.6 %              32.3 %
                                             29.1                    29.2                31.2

Napoleon                                      8.5 %                  88.2   %            28.0 %

----------

(1)  Transactions with equity values between $20 and $40 million.
(2)  One day premium for Napoleon represents change from current stock price.

SUMMARY COMPARABLE COMPANIES ANALYSIS
Dollar  amounts  in  millions  except facilities and beds)

                                                                                      ENTERPRISE VALUE/
                                                       -----------------------------------------------------------------------------
                               EQUITY      ENTERPRISE                                   NET                                 PRICE/
              COMPANY          VALUE          VALUE       FACILITIES       BEDS       REVENUE      EBITDAR      EBIT       LTM EPS
  ----------------------   ------------   ------------ --------------- ----------- -----------  -----------  --------   ------------
  Advocat                        $61.8        $201.6       $2,316,706     $20,342      1.2x        7.5x        8.7x       12.1x

  Arbor Health Care              245.5         381.3       12,710,240     106,570      1.7x        9.8x       13.7x       23.1x

  Beverly Enterprises          1,547.5       3,573.3        5,653,958      50,155      1.1x        8.2x       12.6x       19.3x

  Genesis Health               1,188.0       1,799.3       12,157,128      89,963      2.0x       10.8x       16.8x       23.4x

  GranCare                       285.8       1,056.7        8,386,277      69,568      1.1x        6.6x        7.8x        8.7x

  Harborside Healthcare          128.0         898.9       29,962,733     242,941      0.9x        5.6x        5.7x       23.5x

  Health Care and Rtrmt.       1,587.2       1,930.0       15,077,792     116,967      2.4x       13.6x       18.5x       27.4x

  Horizon Healthcare           1,136.9       2,517.3        9,608,073      81,596      1.4x        8.8x       12.8x       23.2x

  Integrated Health              858.4       2,589.5       21,944,619     167,538      1.7x        8.4x       10.9x       15.2x

  Living Centers                 756.2       1,426.7        6,925,851      60,696      1.3x        8.1x       11.8x       17.3x

  Manor Care                   2,108.4       2,683.5       13,417,643     101,464      1.9x       12.2x       19.0x       23.1x

  Mariner Health                 370.2         831.5       10,017,529      77,939      1.3x        8.8x       11.8x       13.6x

  Multicare                      841.2       1,368.8        9,065,043      87,336      2.4x       11.7x       16.1x       26.3x

  Regency Health                 339.9         785.5        6,771,183      68,342      1.3x        8.5x       12.2x       24.7x

  Sun Healthcare               1,050.2       1,948.4        8,291,141      85,679      1.4x       12.4x       17.6x       16.3x

  Unison Healthcare               16.1         292.5        5,849,305      59,203      1.7x          NM          NM          NM

  Vencor                       2,864.2       4,702.3       15,023,445     118,689      1.7x       10.2x       14.8x       21.7x

                                       Mean               $11,363,451     $94,411      1.6x        9.5x       13.2x       19.9x
                                       Median               9,608,073      85,679      1.4x        8.8x       12.7x       22.4x


  Napoleon                       $31.0        $171.7       $3,179,993     $38,589      1.3x       17.0x          NM          NM


  ------------------------------------
  Companies  in italics  represent  most  comparable companies.

Analysis of Recent Comparable Acquisitions
(Dollars in millions unless otherwise noted)

                                                                                                          ENTERPRISE VALUE/
                                                                                               -------------------------------------
   DATE                                                               EQUITY     ENTERPRISE
COMPLETED             TARGET                       ACQUIROR           VALUE       VALUE (1)        FACILITIES (2)        BEDS (2)
-----------  --------------------------   ------------------------- -----------  ------------  -----------------------  ------------
 Pending     Regency Health Services      Sun Healthcare Group         $ 369.0      $  589.0         $5,077,586          $ 51,249

 Pending     Multicare Companies          Genesis Health Ventures        861.9       1,474.5          9,765,065            94,081

 Pending     Living Centers               Grancare Inc.                  800.0       1,470.5          7,138,238            62,573

 Pending     Horizon/CMS                  Healthsouth Corp.              949.0       2,276.2          8,687,656            73,779

 Pending     Retirement Care              Sun Healthcare Group           146.5         364.7          3,921,847            39,892

 3/18/97     Theratx Inc.                 Vencor Inc.                    354.0         610.7         22,619,481           161,269

 2/16/96     Concord Health Group         Multicare Companies             70.7         114.5          7,635,267            44,050

                                                                                 Low                 $3,927,847         $  39,892

                                                                                 Mean                 9,263,592            75,270

                                                                                 Median               7,635,267            62,573

                                                                                 High                22,619,481           161,269

Pending      Napoleon (3)                 Terrapin                   $    31.0    $    171.7         $3,179,993         $  38,589



                                                     ENTERPRISE VALUE/
                                            -------------------------------------    EQUITY
   DATE                                         NET                                  VALUE/NET
COMPLETED             TARGET                  REVENUES       EBITDAR       EBIT       INCOME
-----------  --------------------------     -------------  ------------   -------   ------------
 Pending     Regency Health Services            1.0 x           6.4 x       13.2 x       26.3

 Pending     Multicare Companies                2.5            12.6         19.4         27.5

 Pending     Living Centers                     1.3             8.4         16.2         19.2

 Pending     Horizon/CMS                        1.3             7.8         15.3         11.9

 Pending     Retirement Care                    1.9            12.3         22.2         38.4

 3/18/97     Theratx Inc.                       1.6             8.6         12.6         16.4

 2/16/96     Concord Health Group               2.2            11.6         15.2         26.3

                                                1.0 x           6.4 x       12.6 x       11.9

                                                1.7             9.7         16.3         23.7

                                                1.6             8.6         15.3         26.3

                                                2.5            12.6         22.2         38.4

Pending      Napoleon (3)                       1.3 x          17.07x         NM           NM

----------

(1)  Defined as equity value plus net debt and 8x LTM lease payments.

(2)  Enterprise value per facility and per bed shown on an actual dollar basis.

(3) Multiples for Napoleon are based on financial results for the twelve months ended 3/31/97. Companies in italics represent most comparable acquisitions.

                                   APPENDICES

                                       A


                          COMPARABLE COMPANIES ANALYSIS

Comparable Companies Analysis - Long-Term Care Industry
(Amounts in Millions, Except Per Share Data)

                                   ----------------------------------------------------------------  ------------------------------
                                                               MARKET DATA                               EARNINGS PER SHARE DATA
                                   ----------------------------------------------------------------  ------------------------------
                                          7/30/97
COMPANY NAME                               PRICE         SHARES          MKT.        ENTERPRISE
LATEST QTR.- FYE         TICKER           LOW-HIGH        OUT.          VALUE         VALUE (1)          LTM        1997E (2)
----------------------  ---------  ------------------- ------------  -------------  --------------   ------------  -------------
Advocat                   AVC       $11.63                5.3          $61.8          $201.6          $0.96          $1.07
        03/31/97 Dec.                   5.88 - 12.06
Arbor Health Care         AHCC       35.50                6.9          245.5           381.3           1.54           1.72
        03/31/97 Dec.                  18.75 - 35.50
Beverly Enterprises       BEV        15.63               99.0        1,547.5         3,573.3           0.81           0.89
        03/31/97 Dec.                   9.25 - 17.06
Genesis Health (6)        GHV        33.94               35.0        1,188.0         1,799.3           1.45           1.72
        03/31/97 Sept.                 21.25 - 37.50
GranCare (5)               GC        12.00               23.8          285.8         1,056.7           1.38           0.75
        03/31/97 Dec.                   7.50 - 21.63
Harborside Healthcare     HBR        16.00                8.0          128.0           898.9           0.68           0.84
        03/31/97 Dec.                   9.00 - 16.75
Health Care and Rtrmt.    HCR        35.63               44.6        1,587.2         1,930.0           1.30           1.49
        03/31/97 Dec.                  23.38 - 36.63
Horizon Healthcare (4)    HHC        21.81               52.1        1,136.9         2,517.3           0.94           1.00
         02/28/97 May                   9.63 - 23.50
Integrated Health         IHS        34.50               24.9          858.4         2,589.5           2.27           2.58
        03/31/97 Dec.                  21.88 - 39.13
Living Centers (5)        LCA        38.69               19.5          756.2         1,426.7           2.23           2.65
        03/31/97 Sept.                 21.88 - 39.75
Manor Care                MNR        33.25               63.4        2,108.4         2,683.5           1.44           1.62
         02/28/97 May                  21.88 - 42.25
Mariner Health            MRNR       12.75               29.0          370.2           831.5           0.94           0.97
        03/31/97 Dec.                   6.75 - 19.75
Multicare (6)             MUL        27.31               30.8          841.2         1,368.8           1.04           1.19
        03/31/97 Dec.                  17.25 - 27.50
Regency Health (7)        RHS        21.25               16.0          339.9           785.5           0.86           0.92
        03/31/97 Dec.                   9.50 - 21.44
Sun Healthcare            SHG        21.38               49.1        1,050.2         1,948.4           1.31           1.44
        03/31/97 Dec.                  11.50 - 23.50
Unison Healthcare         UNHC       2.50                 6.4           16.1           292.5           0.71             NA
         3/31/97 Dec.                   1.94 - 15.13
Vencor                     VC        41.31               69.3        2,864.2         4,702.3           1.90           2.12
        06/30/97 Dec.                  27.00 - 45.13


Napoleon                  CCAI       $3.25               7.8          $25.2          $165.9        ($0.77)          $0.05
        03/31/97 Dec.                   1.38 -  9.50

                       --------------------------
                         EARNINGS PER SHARE DATA
                       --------------------------        P/E MULTIPLES                        ENTERPRISE VALUE/
                                          GROWTH       ----------------------------1997 P/E  -------------------------------
COMPANY NAME                               1997E-                                  TO PROJ.
LATEST QTR.- FYE          1998E (2)         1998E        LTM      1997E    1998E    GROWTH    SALES    EBITDAR    EBIT (3)
----------------------   -------------  -------------- --------  --------- ------- --------- --------  ---------  ----------
ADVOCAT                    $1.21           13.1%         12.1x      10.9x    9.6x     83.0%     1.2x       7.5x        8.7x
        03/31/97 Dec.
ARBOR HEALTH CARE           2.03           18.0%         23.1x      20.6x   17.5x    114.5%     1.7x       9.8x       13.7x
        03/31/97 Dec.
BEVERLY ENTERPRISES         1.02           14.6%         19.3x      17.6x   15.3x    120.2%     1.1x       8.2x       12.6x
        03/31/97 Dec.
GENESIS HEALTH (6)            NA              NA         23.4x      19.7x      NA        NA     2.0x      10.8x       16.8x
        03/31/97 Sept.
GRANCARE (5)                0.84           12.0%          8.7x      16.0x   14.3x    133.3%     1.1x       6.6x        7.8x
        03/31/97 Dec.
HARBORSIDE HEALTHCARE       0.99           17.9%         23.5x      19.0x   16.2x    106.7%     0.9x       5.6x        5.7x
        03/31/97 Dec.
HEALTH CARE AND RTRMT.      1.77           18.8%         27.4x      23.9x   20.1x    127.2%     2.4x      13.6x       18.5x
        03/31/97 Dec.
HORIZON HEALTHCARE (4)        NA              NA         23.2x      21.7x      NA        NA     1.4x       8.8x       12.8x
         02/28/97 May
INTEGRATED HEALTH           3.02           17.1%         15.2x      13.4x   11.4x     78.4%     1.7x       8.4x       10.9x
        03/31/97 Dec.
LIVING CENTERS (5)            NA              NA         17.3x      14.6x      NA        NA     1.3x       8.1x       11.8x
        03/31/97 Sept.
MANOR CARE                  1.89           16.7%         23.1x      20.5x   17.6x    123.1%     1.9x      12.2x       19.0x
         02/28/97 May
MARINER HEALTH              1.10           13.4%         13.6x      13.1x   11.6x     98.1%     1.3x       8.8x       11.8x
        03/31/97 Dec.
MULTICARE (6)               1.42           19.3%         26.3x      23.0x   19.2x    118.8%     2.4x      11.7x       16.1x
        03/31/97 Dec.
REGENCY HEALTH (7)          1.04           13.0%         24.7x      23.1x   20.4x    177.1%     1.3x       8.5x       12.2x
        03/31/97 Dec.
SUN HEALTHCARE              1.65           14.6%         16.3x      14.8x   13.0x    101.8%     1.4x      12.4x       17.6x
        03/31/97 Dec.
UNISON HEALTHCARE             NA              NA            NM         NA      NA        NA     1.7x         NM          NM
         3/31/97 Dec.
VENCOR                      2.56           20.8%         21.7x      19.5x   16.1x     93.9%     1.7x      10.2x       14.8x
        06/30/97 Dec.
                         ----------------------------- ---------------------------------------------------------------------
                         Mean:                  16.1%    19.9x      18.2x   15.6x    113.5%     1.6x       9.5x       13.2x
                         Median                 16.7%    22.4x      19.3x   16.1x    114.5%     1.4x       8.8x       12.7x
                         ----------------------------- ---------------------------------------------------------------------

NAPOLEON                     NA              NA             NM      65.0x      NA        NA     1.3x      16.4x          NM
        03/31/97 Dec.
----------

*    = Updated for most recent earnings release.

(1)  Market value of equity plus net debt plus 8x rents.
(2) Estimates obtained from the First Call Network on July 30, 1997. Calendarized to December year end where necessary.
(3)  Enterprise value multiple does not include 8x rents in this calculation.
(4) On February 18, 1997, Healthsouth Corp announced that it entered into a definitive merger agreement to acquire Horizon Healthcare.
(5) On May 8 1997, Living Centers of America, GranCare, and Apollo Management announced a recapitalization and merger transaction valued at approximately $1.8 billion.
(6) On June 16, 1997, Genesis Health Ventures made a cash offer of $28 per share for Multicare. With assumed debt, the total transaction value is $1.4 billion.
(7) On July 27, 1997, Sun Healthcare Group made a cash offer of $22 per share for Regency. With assumed debt, the total transaction value is $589.0 million.

Italics represent most comparable companies.

COMPARABLE COMPANIES ANALYSIS - LONG-TERM CARE INDUSTRY
(Dollars in Millions)

                            -------------------------------------------------------------  ----------------------------------------
                                               INCOME STATEMENT DATA                                    PROFITABILITY & RETURNS
                            -------------------------------------------------------------  ----------------------------------------
                                                 LATEST TWELVE MONTHS                                 PERCENT OF SALES
                            -------------------------------------------------------------------------------------------------------
                                                                                  NET                                        NET
COMPANY NAME                  SALES       EBITDAR         EBITDA       EBIT     INCOME (1)  EBITDAR     EBITDA     EBIT    INCOME
-------------------------   -----------  -----------    -----------  ---------  ----------------------  --------  -------- --------
ADVOCAT                         $170.0        $26.8          $12.0       $9.6       $5.1        15.8%      7.1%      5.6%     3.0%
ARBOR HEALTH CARE                225.8         39.0           34.6       25.2       10.7        17.3%     15.3%     11.2%     4.8%
BEVERLY ENTERPRISES            3,272.9        434.4 (3)      317.7      210.2       56.8        13.3%      9.7%      6.4%     1.7%
GENESIS HEALTH                   915.8        166.5          141.5      107.3       49.3        18.2%     15.5%     11.7%     5.4%
GRANCARE                         971.9        159.7 (3)      102.8       77.2       32.8        16.4%     10.6%      7.9%     3.4%
HARBORSIDE HEALTHCARE            177.9         26.0           15.7       12.2        5.4        14.6%      8.8%      6.9%     3.0%
HEALTH CARE AND RTRMT.           808.3        141.8 (3)      132.4      100.2       61.8        17.5%     16.4%     12.4%     7.7%
HORIZON HEALTHCARE             1,774.4        287.6          203.0      144.0       41.8        16.2%     11.4%      8.1%     2.4%
INTEGRATED HEALTH              1,568.4        308.7          224.6      176.1       43.7        19.7%     14.3%     11.2%     2.8%
LIVING CENTERS                 1,131.6        175.1 (3)      130.9       90.6       41.9        15.5%     11.6%      8.0%     3.7%
MANOR CARE                     1,382.3        220.2 (3)      212.2      137.9       64.3        15.9%     15.4%     10.0%     4.7%
MARINER HEALTH                   630.0         94.7           90.4       67.6       21.4        15.0%     14.3%     10.7%     3.4%
MULTICARE                        581.0        116.8          102.4       77.9       31.8        20.1%     17.6%     13.4%     5.5%
REGENCY HEALTH                   614.6         92.3           62.1       44.5       14.0        15.0%     10.1%      7.2%     2.3%
SUN HEALTHCARE                 1,394.7        157.0 (3)      140.3      103.1       33.7        11.3%     10.1%      7.4%     2.4%
UNISON HEALTHCARE                169.6         (2.1)         (18.6)     (25.0)     (25.7)        NM        NM        NM       NM
VENCOR                         2,775.9        459.2          379.0      275.2      135.6        16.5%     13.7%      9.9%     4.9%
-----------------------------------------------------------------------------------------------------------------------------------
MEAN:                         $1,092.1       $170.8         $134.3      $96.1      $36.7        16.1%     12.6%      9.3%     3.8%
MEDIAN                          $915.8       $157.0         $130.9      $90.6      $33.7        16.1%     12.6%      9.0%     3.4%
-----------------------------------------------------------------------------------------------------------------------------------

NAPOLEON                        $131.3        $10.1           $0.3     ($3.0)     ($7.5)         7.7%      0.2%        NM       NM


                            ------------------------- --------------------------------  ----------------------------------
                             PROFITABILITY & RETURNS              GROWTH                        CAPITALIZATION
                            ------------------------- --------------------------------  ----------------------------------

                                     RETURN             SALES       EBIT     NET INCOME  NET DEBT
                                       ON             2 - YEAR    2 - YEAR   2 - YEAR    TO TOTAL   BOOK        NET
COMPANY NAME                         EQUITY             CAGR        CAGR       CAGR       CAPITAL   VALUE       DEBT (2)
-------------------------           ---------         ----------  ---------  ---------  ---------- ---------  -----------
ADVOCAT                                17.8%              27.0%      10.7%      11.2%       43.2%  $28.6       $21.8
ARBOR HEALTH CARE                      15.6%              17.4%      24.7%      21.7%       59.4%  68.7        100.5
BEVERLY ENTERPRISES                     6.4%               4.9%      10.9%     (17.8%)      55.3%  881.3     1,092.1
GENESIS HEALTH                          8.4%              31.4%      40.0%      46.4%       51.2%  583.0       611.2
GRANCARE                               23.4%              18.0%      25.4%      22.4%       69.3%  140.1       315.7
HARBORSIDE HEALTHCARE                  11.6%              38.4%      14.2%      49.9%       59.3%  46.4         67.5
HEALTH CARE AND RTRMT.                 15.5%              12.8%      15.9%      18.9%       40.1%  399.6       267.9
HORIZON HEALTHCARE                      6.5%              12.6%      27.5%      47.9%       52.1%  648.0       703.9
INTEGRATED HEALTH                       7.6%              41.9%      42.3%       3.0%       64.8%  574.8     1,057.9
LIVING CENTERS                         11.9%              18.5%      29.5%      38.4%       47.3%  352.8       316.9
MANOR CARE                              9.7%              16.3%         NM       3.6%       43.4%  665.9       511.2
MARINER HEALTH                          6.4%              49.6%      91.9%      43.5%       56.2%  331.9       426.4
MULTICARE                              14.1%              42.4%      33.1%      29.9%       64.7%  225.5       413.0
REGENCY HEALTH                         16.2%              21.6%      26.3%      21.3%       70.1%  86.6        203.4
SUN HEALTHCARE                          5.8%              39.8%      40.2%      22.3%       56.6%  585.3       764.5
UNISON HEALTHCARE                        NM              184.2%         NM         NM       94.1%  9.1         144.7
VENCOR                                 16.3%              12.6%      13.7%      17.7%       58.9%  833.5     1,196.0
----------------------------        ----------        ----------------------------------------------------- ---------
MEAN:                                  12.1%              34.7%      29.8%      23.8%       58.0%  $380.1     $483.2
MEDIAN                                 11.7%              21.6%      26.3%      22.0%       56.6%  $352.8     $413.0
----------------------------        ----------        ----------------------------------------------------- ---------
NAPOLEON                                NM                48.9%      NM         NM          79.9%  $15.5      $61.7
----------

(1)  Before one-time charges.

(2) Equal to the sum of short-term debt, long-term debt and capital leases less cash and marketable securities.

(3)  Assumes  rent  remains  constant  at 1995  level.

     Italics represent most comparable companies.

            COMPARABLE COMPANIES ANALYSIS - LONG-TERM CARE INDUSTRY
   (Dollars in Millions, Except for Enterprise Value as a Multiple of Bed and
                                  Facilities)

                                                                                     AVERAGE
                           MARKET       ENTERPRISE      NO. OF         NO. OF       BEDS PER       QUALITY
  COMPANY NAME              VALUE       VALUE (1)      FACILITIES       BEDS         FACILITY        MIX          % OWNED
   ---------------------  ------------  -------------  ------------- -------------  ------------- -------------  -------------
   Advocat                      $61.8         $201.6          87         9,908            114         43.8%           9.2%

   Arbor Health Care            245.5          381.3          30         3,578            119         68.8%          80.0%

   Beverly Enterprises        1,547.5        3,573.3         632        71,245            113         31.0%          65.7%

   Genesis Health             1,188.0        1,799.3         148        20,000            135         64.0%          50.0%

   GranCare                     285.8        1,056.7         126        15,189            121         63.0%          31.0%

   Harborside Healthcare        128.0          898.9          30         3,700            123         58.8%          43.3%

   Health Care and Rtrmt.     1,587.2        1,930.0         128        16,500            129         67.5%          93.0%

   Horizon Healthcare         1,136.9        2,517.3         262        30,851            118         82.0%          16.8%

   Integrated Health            858.4        2,589.5         118        15,456            131         80.7%          34.7%

   Living Centers               756.2        1,426.7         206        23,506            114         57.4%          60.2%

   Manor Care                 2,108.4        2,683.5         200        26,448            132         77.0%          92.0%

   Mariner Health               370.2          831.5          83        10,668            129         74.0%          62.7%

   Multicare                    841.2        1,368.8         151        15,673            104         65.0%          53.6%

   Regency Health       *       339.9          785.5         116        11,493             99         64.6%          36.2%

   Sun Healthcare             1,050.2        1,948.4         235        22,741             97         66.0%             NA

   Unison Healthcare             16.1          292.5          50         4,940             99         48.3%          12.0%

   Vencor                     2,864.2        4,702.3         313        39,619            127         56.0%          69.3%

                                        LOW                   30         3,578             97         31.0%           9.2%
                                        MEAN                 171        20,089            118         62.8%          50.6%
                                        MEDIAN               128        15,673            119         64.6%          51.8%
                                        HIGH                 632        71,245            135         82.0%          93.0%

   Napoleon                     $25.2         $165.9          54         4,450             82         50.4%          31.5%


                                                                     ENTERPRISE VALUE/
                                                            ------------------------------------------------
  COMPANY NAME                   STATES       OCCUPANCY           BED                     FACILITY
   ---------------------       ------------  -------------  ----------------       ------------------------

   Advocat                           9          90.5%           $20,342                     $2,316,706

   Arbor Health Care                 5          81.4%           106,570                     12,710,240

   Beverly Enterprises              32          87.4%            50,155                      5,653,958

   Genesis Health                   10          93.0%            89,963                     12,157,128

   GranCare                         15          86.6%            69,568                      8,386,277

   Harborside Healthcare             6          92.0%           242,941                     29,962,733

   Health Care and Rtrmt.           16          90.0%           116,967                     15,077,792

   Horizon Healthcare               22          90.0%            81,596                      9,608,073

   Integrated Health                40             NA           167,538                     21,944,619

   Living Centers                   14          83.9%            60,696                      6,925,851

   Manor Care                       28          90.0%           101,464                     13,417,643

   Mariner Health                   19             NA            77,939                     10,017,529

   Multicare                        11             NA            87,336                      9,065,043

   Regency Health       *            5          89.9%            68,342                      6,771,183

   Sun Healthcare                   19             NA            85,679                      8,291,141

   Unison Healthcare                12          82.1%            59,203                      5,849,305

   Vencor                           40             NA           118,689                     15,023,445

                    Low              5          81.4%           $20,342                     $2,316,706
                    Mean            18          88.1%            94,411                     11,363,451
                    Median          15          90.0%            85,679                      9,608,073
                    High            40          93.0%           242,941                     29,962,733

   Napoleon                         12          86.7%           $37,281                     $3,072,237



   -----------------------------------
*    = Updated by most recent earnings announcement.

(1)  Market value of equity plus net debt plus 8x rents.

     Italics represent most comparable companies.

                                       B



                    CASE STUDIES OF COMPARABLE ACQUISITIONS

MERGER CASE STUDY - SUN HEALTHCARE GROUP, INC. CONTEMPLATED ACQUISITION OF REGENCY HEALTH SERVICES
(Dollars in millions unless otherwise noted)

      -----------------------------------------------------------------  -----------------------------------------------------------
                       TRANSACTION OVERVIEW                                                  MERGER HIGHLIGHTS
      -----------------------------------------------------------------  -----------------------------------------------------------

      Announcement Date:              July 27, 1997                      o   Post-acquisition  of Retirement  Care  Associates
      Completed Date:                 Pending                                and Regency,  Sun will operate  approximately 510
      Equity Value:                                                          long-term care facilities.
                                          $      369.0                   o   Total revenues will exceed $3 billion.
      Enterprise Value:
                                          $      589.0                   o   Acquisition  price  represents a 34% premium over
                                                                             Regency's pre-announcement price.
      Exchange Ratio:                 Cash Tender
      Premium Paid (1):                          34.4%                   o   Closely   follows  Sun's   announcement   of  its
      Multiples of Enterprise Value:                                         agreement to acquire Retirement Care Associates.
            Facilities                    $  5,077,586
            Beds                          $     51,249
            Net Revenue (2)                       0.96 x
           EBITDAR (2)                            6.38 x
           EBIT (2)                              13.24 x
      Equity Value/Net Income (2):               26.27 x
      Pro Forma Net Debt/Total Cap.              59.4%
      -----------------------------------------------------------------  -----------------------------------------------------------

      -----------------------------------------------------------------  -----------------------------------------------------------
             DESCRIPTION OF ACQUIRER: SUN HEALTHCARE GROUP, INC.            DESCRIPTION OF TARGET: REGENCY HEALTH SERVICES, INC.
      -----------------------------------------------------------------  -----------------------------------------------------------

      Headquarters:                   Albuquerque, NM                    Headquarters:         Tustin, CA
      Business Description:           Long-term care, rehabilitation,    Business Description: Develops, owns, manages and operates
                                      and post-acute services operator.                        long-term  care   facilities,   home
                                                                                               healthcare  institutional  pharmacy,
                                                                                               and rehabilitation services.
      Total Facilities                             235                   Total Facilities                  116

      Total Beds                                22,741                   Total Beds                     11,493

      Equity Value (3):                    $    995.0                    Equity Value (3):        $      339.9

      Net Revenue (4):                         1,394.7                   Net Revenue (4):               614.6

      EBITDAR (4):                               157.0                   EBITDAR (4):                     92.3

      Net Income (4):                             33.7                   Net Income (3):                  14.0

      Net Debt to Total Capital (4:)             56.6%                   Net Debt to Total  Capital (4:)  70%
      -----------------------------------------------------------------  -----------------------------------------------------------

      (1)  Based on target price one week prior to announcement.
      (2)  Latest twelve months ended 6/30/97.
      (3)  Closing price first trading day following announcement.
      (4)  Latest twelve months ended 6/30/97.

MERGER  CASE  STUDY  -  GENESIS  HEALTH  VENTURES  CONTEMPLATED  ACQUISITION  OF
MULTICARE

(Dollars  in  millions  unless  otherwise noted)

      ---------------------------------------------------------------------  -------------------------------------------------------
                           TRANSACTION OVERVIEW                                                   MERGER HIGHLIGHTS
      ---------------------------------------------------------------------  -------------------------------------------------------

      Announcement Date:                  June 16, 1997                      o    Combined company has  approximately  $1.4 billion
                                                                                  in annual revenue.
      Completed Date:                     Pending                            o
      Equity Value:                          $     861.9                          Genesis  teamed  with  Cypress  Group  and  Texas
      Enterprise Value (1):                  $   1,474.5                          Pacific Group to buy Multicare, forming the third
      Exchange Ratio:                     Cash                                    largest U.S. nursing home chain.
      Premium Paid (2):                            13.7%                     o
      Multiples   of   Enterprise                                                 Under  the  agreement,   Genesis  will  pay  $300
      Value:                                                                      million for a 42 percent stake in Multicare.  The
            Facilities                       $ 9,765,065                          investor  groups  will pay $420  million  for the
            Beds                             $    94,081                          remaining equity.
            Net Revenue (3)                         2.54 x                   o
           EBITDAR (3)                             12.63 x                        Genesis shares rose slightly upon announcement of
           EBIT (3)                                19.36 x                        the deal.  Multicare  shares rose $1 1/4. Genesis
      Equity   Value/Net   Income  (3):            27.54 x                        shares are  currently  down $1 3/4 and  Multicare
      Pro  Forma  Net  Debt/Total  Cap.            55.9%                          shares are unchanged since the announcement.

                                                                                  The  transaction   will  be  financed  with  $675
                                                                             o    million in debt.


      ---------------------------------------------------------------------   ------------------------------------------------------

      ---------------------------------------------------------------------   ------------------------------------------------------
                       Description of Acquirer: Genesis Health Ventures          Description of Target: Multicare Companies, Inc.
      ---------------------------------------------------------------------   ------------------------------------------------------

      Headquarters:               Kennett Square, PA                             Headquarters:          Hackensack, NJ
      Business Description:       Provides geriatric care in 12 states.          Business Description:  Provides long-term care  and
                                  Operates primary care physician  clinics,                             specialty medical services
                                  and community based pharmacies.                                       in 11 states.  Operates   an
                                  community based pharmacies.                                           institutional      pharmacy
      Total Facilities                                                           Total Facilities       business.
                                             148                                                                       151
      Total Beds                                                                 Total Beds
                                          20,014                                                                    15,673
      Equity Value (4):                                                          Equity Value (4):
                                       $ 1,245.7                                                                $    827.3
      Net Revenue (3):                                                           Net Revenue (3):
                                           790.0                                                                     581.0
      EBITDAR (3):                                                               EBITDAR (3):
                                           146.9                                                                     116.8
      Net Income (3):                                                            Net Income (3):
                                            42.9                                                                      31.3
      Net Debt to  Total  Capital  (3:)    51.2%                                 Net  Debt  to  Total  Capital (3:)  64.7%
      ---------------------------------------------------------------------    -----------------------------------------------------

     (1)  Includes 8 times LTM 3/31/97 lease expense.
     (2)  Based on target price one week prior to announcement.
     (3)  Latest 12 months ended 3/31/97 or as of 3/31/97.
     (4)  Closing price used at announcement date.

MERGER CASE STUDY - GRANCARE CONTEMPLATED MERGER WITH LIVING CENTERS OF AMERICA (Dollars in millions unless otherwise noted)

      ----------------------------------------------------------------------   -----------------------------------------------------
                                     TRANSACTION OVERVIEW                                      MERGER HIGHLIGHTS
      ----------------------------------------------------------------------   -----------------------------------------------------

      Announcement Date:                  May 8, 1997                          o Combined  company has over $2.1  billion in annual
      Completed Date:                     Pending                                revenue.
                                                                                 Merger  creates   the   second   largest   nursing
      Equity Value:                            $        800.0                    home chain in the U.S.  with 330  facilities in 21
                                                                                 states.
      Enterprise Value (1):                    $      1,470.5
      Exchange Ratio:                     Cash                                o  Living  Centers  stock  rose $1 1/4  and  Grancare
      Premium Paid (2):                                 12.5%                    shares  rose $1 on news  of the  merger.  Grancare
      Multiples   of   Enterprise                                                shares are up $1 1/2 and Living Centers shares are
      Value:                                                                     up $1 since the announcement.
            Facilities                         $   7,138,238
            Beds                               $      62,573                  o  The new  company's  board  will have four  current
            Net Revenue (3)                             1.30 x                   Grancare directors,  four Apollo designees and two
           EBITDAR (3)                                  8.40 x                   Living Centers directors.
           EBIT (3)                                    16.23 x
      Equity   Value/Net   Income (3:)                 19.15 x
      Pro Forma Net Debt/Total Cap.                    55.0%
      ----------------------------------------------------------------------   -----------------------------------------------------

      ----------------------------------------------------------------------   -----------------------------------------------------
                            DESCRIPTION OF ACQUIRER: GRANCARE INC.               DESCRIPTION OF TARGET: LIVING CENTERS OF AMERICA
      ----------------------------------------------------------------------   -----------------------------------------------------

      Headquarters:         Atlanta, GA                                         Headquarters:          Houston, TX
      Business Description: Provides specialty medical services and long-       Business Description:  Provides   skilled   nursing,
                            term care.  Operates skilled nursing, assisted                             rehabilitation,
                            living, subacute facilities and home health.                               pharmaceutical      services,
                                                                                                       assisted  living,   sub-acute
                                                                                                       care and home health care.

      Total Facilities                                                          Total Facilities                               206
                                               26
      Total Beds                           15,189                               Total Beds                                  23,500
      Equity Value (4):          $          207.2                               Equity Value (4):                      $     765.1
      Net Revenue (3):                    1,003.1                               Net Revenue (3):                           1,131.6
      EBITDAR (3):                          927.2                               EBITDAR (3):                                 175.1
      Net Income (3):                        32.7                               Net Income (3):                               41.8
      Net Debt to  Total  Capital  (3:)      63.7%                              Net  Debt  to  Total  Capital  (3:)           47.3%
      ----------------------------------------------------------------------   -----------------------------------------------------

      (1) Includes 8 times LTM 3/31/97 lease expense.
      (2)  Based on target price one week prior to announcement.
      (3)  Latest 12 months ended 3/31/97 or as of 3/31/97.
      (4)  Closing price used at announcement date.

MERGER   CASE  STUDY  -   HEALTHSOUTH   CONTEMPLATED
ACQUISITION OF HORIZON/CMS HEALTHCARE
(Dollars   in   millions
unless otherwise noted)

    -------------------------------------------------     --------------------------------------------------
                  TRANSACTION OVERVIEW                                    MERGER HIGHLIGHTS
    -------------------------------------------------     --------------------------------------------------

    Announcement              February 18, 1997           o Combination  results  in a company of 123 rehab
    Date:                                                   hospitals,  982  outpatient  centers  and   48
    Completed Date:           Pending                       specialty hospitals.
    Equity Value:             $   949.0                   o Increases  Healthsouth's  reach,  expanding  in
                                                            the Midwest and Southwest.
    Enterprise                $ 2,276.2                   o Horizon  adds its network of 262 long term care
    Value (1):                                              facilities, a contract therapy
    Exchange Ratio:           Fixed; 0.422 shares HRC       business   holding   1,400   contracts  and  an
                              for 1 share HHC               institutional pharmacy business serving 38,500
    Premium Paid (2):             29.9%                     beds.
    Multiples     of                                      o Transaction  includes $949 million in stock and
    Enterprise                                              assumption of $700 million in debt.
    Value:
          Facilities          $8,687,656
          Beds                $   73,779                  o Exchange   ratio  is  fixed,   and  Horizon  is
                                                            required to pay a $35 million breakup fee, plus
          Net                       1.29 x                  $5  million for merger-related expenses if deal
    Revenue (3)                                             is not consummated.
         EBITDAR (3)                7.82 x                o Healthsouth    shares   fell   $2 1/8      while
                                                            Horizon/CMS shares rose $2 1/4 upon announcement.
         EBIT (3)                  15.28 x                  Since the announcement, Healthsouth and Horizon
    Equity                         11.91 x                  shares are up $4.
    Value/Net
    Income (3):
    Pro Forma Net Debt/Total Cap.  47.9%                  o Transaction is expected to close in mid-1997.
    -------------------------------------------------     --------------------------------------------------

    -------------------------------------------------     --------------------------------------------------
    DESCRIPTION OF ACQUIRER: HEALTHSOUTH CORPORATION        DESCRIPTION OF TARGET: HORIZON/CMS HEALTHCARE
    -------------------------------------------------     --------------------------------------------------

    Headquarters:        Birmingham, Alabama              Headquarters:           Albuquerque, NM
    Business             Offers       rehabilitation      Business                Provides post-acute health
    Description:         services for disabled            Description:            care services at 300
                         patients. Services include                               facilities located in the
                         physical therapy, sports                                 the Midwest, Southwest and
                         medicine and occupational                                Northeast.      Long-term
                         therapy.                                                 care accounts for 21.7% of
    Total Facilities                                                              Company revenue.
                                101                       Total Faciliites                      262
    Total Beds                6,661                       Total Beds                         30,851
    Equity Value (4):     $ 6,546.9                       Equity Value 4):                  $ 858.3
    Net Revenue (3):        2,436.5                       Net Revenue (3):                  1,768.9
    EBITDAR (3):              729.6                       EBITDAR (3):                        290.9
    Net Income (3):           245.7                       Net Income (3):                      79.7
    Net Debt to                                           Net Debt to
    Total Capital (3:)         46.8%                            Total Capital (3:)             50.3%
    -------------------------------------------------     --------------------------------------------------

     (1)  Includes 8 times LTM 12/31/96 lease expense.
     (2)  Based on target price one week prior to announcement.
     (3)  Latest 12 months ended 12/31/96 or as of 12/31/96.
     (4)  Closing price used at announcement date.

MERGER CASE STUDY - SUN HEALTHCARE CONTEMPLATED  ACQUISITION OF
RETIREMENT CARE ASSOCIATES
(Dollars in millions unless otherwise noted)

     -----------------------------------------------------------    --------------------------------------------------------------
                        TRANSACTION OVERVIEW                                              MERGER HIGHLIGHTS
     -----------------------------------------------------------    --------------------------------------------------------------

     Announcement Date:       February 18, 1997                     o  Combined company has $1.5 billion in annual revenue.
     Completed Date:          Pending                               o  Merger will bring  Sun's total  to 376 nursing  homes and 47 assisted-living  centers in  the U.S.  and U.K. with a total
     Equity Value:             $     146.5                             of 36,223 beds.

     Enterprise Value (1):     $     364.7                          o  Sun's  shares  fell $3/8  and  Retirement  Care's stock fell
                                                                       $3/4 on  announcement of the merger. Sun's shares are up  $6 and Retirement Care's are up $ 3 1/2 since the announcement.
     Exchange Ratio:          Fixed; 0.6625 shares SHG for 1
                              share RCA                             o  Transaction  includes $147 million in stock and assumption
     Premium Paid (2):                 3.1%                            of $149 million  in debt
     Multiples of
     Enterprise Value:
           Facilities          $ 3,921,847                          o  Sun will  also  buy the  35% of  Contour  Medical  Inc.  not already owned by Retirement Care for about $8.50 per share.
           Beds                $    39,892

           Net Revenue (2)            1.91 x                        o  Acquisition should be completed by the end of September.
          EBITDAR (3)                12.33 x
          EBIT (3)                   22.20 x
     Equity    Value/Net
     Income (3):                     38.37 x
     Pro Forma Net
     Debt/Total Cap.                 51.2%
     -----------------------------------------------------------    --------------------------------------------------------------

     -----------------------------------------------------------    --------------------------------------------------------------
         DESCRIPTION OF ACQUIRER: SUN HEALTHCARE GROUP INC.               DESCRIPTION OF TARGET: RETIREMENT CARE ASSOCIATES
     -----------------------------------------------------------    --------------------------------------------------------------

     Headquarters:            Albuquerque, NM                       Headquarters:                Atlanta, GA
     Business                 Operates long-term care facilities    Business                     Owns   and    operates   retirement
     Description:             in the United States and United       Description:                 facilities,
                              Kingdom and manages institutional                                  assisted living centers and nursing
                              pharmacies.                                                        homes
                                                                                                 located primarily in  the Southeast
                                                                                                 U.S.
     Total Facilities                                               Total Facilities          93 Derives  most of  revenue  from
                                     235                                                         long-term care.
     Total Beds                                                     Total Beds           $ 9,143
                                  22,741
     Equity Value (4):        $    696.8                            Equity Value (4):    $ 113.7

     Net Revenue (3):            1,316.3                            Net Revenue (3):      190.7

     EBITDAR (3):                  131.4                            EBITDAR (3):            29.6

     Net Income (3):                33.1                            Net Income (3):         3.8

     Net  Debt to  Total                                            Net  Debt  to  Total
     Capital (3:)                  46.4%                            Capital (3:)           78.1%
     -----------------------------------------------------------    -------------------------------------------------------------

(1)  Includes 8 times LTM 12/31/96 lease expense.
(2) Based on target price one week prior to announcement and assumes SHG price of $14.00
(3)  Latest 12 months ended 12/31/96 or as of 12/31/96.
(4)  Closing price used at announcement date.

MERGER   CASE   STUDY  -  VENCOR ACQUISITION OF THERATX
(Dollars in millions unless otherwise noted)

     ----------------------------------------------------------  -------------------------------------------------------------------
                           TRANSACTION OVERVIEW                                          MERGER HIGHLIGHTS
     ----------------------------------------------------------  -------------------------------------------------------------------

     Announcement Date:          February 10, 1997               o  Combined company has $3 billion in annual revenue.
     Completed Date:             March   18, 1997
     Equity Value:               $     354.0                     o  Vencor  will  add  Theratx's  rehabilitation  services  to  its existing network of 372 nursing homes.
     Enterprise Value (1):       $     610.7
     Exchange Ratio:             Cash Tender
     Premium Paid (2):                  35.4%                    o  Vencor stock was  unchanged  upon  announcement,  while Theratx shares rose $3 1/2.
     Multiples of
     Enterprise Value:
           Facilities            $22,619,481
           Beds                  $   161,269
           Net Revenue (2)              1.56 x
          EBITDAR (3)                   8.63 x
          EBIT (3)                     12.57 x
     Equity Value/Net
     Income (3):                       16.40 x
     Pro Forma Net
     Debt/Total Cap.                   46.1%
     ----------------------------------------------------------  -------------------------------------------------------------------

     ----------------------------------------------------------  -------------------------------------------------------------------
                   DESCRIPTION OF ACQUIRER: VENCOR, INC.                        DESCRIPTION OF TARGET: THERATX, INC.
     ----------------------------------------------------------  -------------------------------------------------------------------

     Headquarters:               Louisville, KY                  Headquarters:         Alpharetta, GA
     Business Description:       Provides long-term hospital     Business Description: Manages  sub-acute rehabilitation programs
                                 care to chronically  ill                              in skilled nursing facilities and operates
                                 patients, primarily dependent                         sub-acute and long-term inpatient facilities.
                                 on technology for continued
                                 life support.

     Total Facilities                    372                     Total Facilities                            27

     Total Beds                       45,886                     Total Beds                               3,787

     Equity Value (4):            $  2,360.0                     Equity Value (4):                      $ 342.7

     Net Revenue (3):                2,577.8                     Net Revenue (3):                         391.2

     EBITDAR (3):                      419.4                     EBITDAR (3):                             70.7

     Net Income (3):                   123.1                     Net Income (3):                           21.6

     Net Debt to Total Capital (3:)    45.0%                     Net Debt to Total Capital (3:)            50.8%
     ----------------------------------------------------------  -------------------------------------------------------------------

     (1)  Includes 8 times LTM 12/31/96 lease expense.
     (2)  Based on target price one week prior to announcement.
     (3)  Latest 12 months ended 12/31/96 or as of 12/31/96.
     (4)  Closing price used at announcement date.

MERGER CASE STUDY - MULTICARE COMPANIES INC. ACQUISITION OF CONCORD HEALTH GROUP (Dollars in millions unless otherwise noted)

      ---------------------------------------------------------------------  -------------------------------------------------------
                          TRANSACTION OVERVIEW                                                   MERGER HIGHLIGHTS
      ---------------------------------------------------------------------  -------------------------------------------------------

      Announcement Date:                  January 16, 1996                   o    Combined  entity  will  have  166 long  term  care
                                                                                  facilities and about 18,000 beds.
      Completed Date:                     February   16, 1996
      Equity Value:                    $            70.7                     o   Agreement  calls for Concord to pay  Multicare  $3
                                                                                  million breakup fee plus expense reimbursement of
      Enterprise Value:                $           114.5                          as much as $750,000.
      Exchange Ratio:                     Cash Tender
      Premium Paid (1):                            43.4%                     o   Upon announcement of the merger, Multicare's stock
      Multiples   of   Enterprise                                                price fell by $1/2 and  Concord's  shares  rose $1
      Value:                                                                     1/4.
            Facilities                 $       7,635,267
            Beds                       $          44,050                     o   Each  holder  of  Concord's  outstanding  warrants
            Net Revenue (2)                         2.18 x                       received $1.85 per warrant.
           EBITDAR (2)                             11.65 x
           EBIT (2)                                15.18 x
      Equity   Value/Net   Income (2):             26.26 x
      Pro  Forma  Net  Debt/Total Cap.             71.9%
      ---------------------------------------------------------------------  ------------------------------------------------------

      ---------------------------------------------------------------------  ------------------------------------------------------
             DESCRIPTION OF ACQUIRER: MULTICARE COMPANIES INC.                    DESCRIPTION OF TARGET: CONCORD HEALTH GROUP INC.
      ---------------------------------------------------------------------  ------------------------------------------------------

      Headquarters:         Hackensack, NJ                                   Headquarters:           Williamsport, PA
      Business Description: Provides long-term care and specialty            Business Description:   Develops,  owns,  manages  and
                            medical services in 11 states. Operates                                  operates    post-acute    care
                            an institutional pharmacy business.                                      nursing  facilities.  Provides
                                                                                                     skilled and intermediate  care
                                                                                                     and home care.
      Total Facilities                               151                     Total Facilities                       15

      Total Beds                                  15,673                     Total Beds                          2,600

      Equity Value (3):                     $      268.2                     Equity Value (3):              $    67.3
      Net Revenue (4):                                                       Net Revenue (4):
                                                   353.0                                                          52.6
      EBITDAR (4):                                                           EBITDAR (4):
                                                    65.2                                                           9.8
      Net Income (3):                                                        Net Income (3):
                                                    18.4                                                           2.7
      Net Debt to  Total  Capital (4:)             71.0%                     Net Debt to Total Capital (4:)         78%
      ---------------------------------------------------------------------  ------------------------------------------------------

     (1)  Based on target price one week prior to announcement.
     (2)  Latest Twelve months ended 12/31/95.
     (3)  Closing price used at announcement date.
     (4)  Latest 12 months ended 12/31/95 or as of 12/31/95.

                                        C


                             INFORMATION ON NAPOLEON

OWNERSHIP PROFILE OF NAPOLEON


                                     Shares                                                  Shares
Institutional Investors(2)            Held         %        Directors and Officers(3)         Held        %
--------------------------           ---------   -----      -------------------------        -------    ----
   Desai Capital Management (5)       1,331,814  17.5%        Robert N. Elkins (4)          1,591,627   20.9%
   Putnam Investments                   524,700   6.9%        William J. Krystopowicz          32,346    0.4%
   Liberty Investment Management        227,500   3.0%        Michael S. Blass                 24,249    0.3%
   Frankfurt Trust                      200,000   2.6%        Deborah A. Lau                   10,000    0.1%
   BZW Barclays                         119,625   1.6%        John L. Silverman                 8,083    0.1%
   Mass Financial Services              100,000   1.3%        Other Directors and Officers     40,090    0.5%
   AWM Investment Company                48,100   0.6%
   Merrill Lynch Asset                            0.5%                 Total                1,706,395   22.5%
   Management                           35,000
   Deutsche Kapital                     20,000    0.3%
   Veritos SG Investments               10,000    0.1%      Estimated Retail and Others     3,262,896   42.9%
                                                            ----------------------------
   Other Institutional Investors        11,771    0.2%

             Total                   2,628,510   34.6%



                               [GRAPHIC OMITTED]



-----------------------------------------------------------------------------
(1) As of April 30, 1997. Does not include certain options and warrants outstanding.
(2)  Source: 13F Filing as of March 1997.
(3)  As filed with the SEC as of April 25, 1997.
(4) Includes shares individually owned by Dr. Elkins as well as shares of which he has voting control.
(5)  Mr. Desai was a board member but resigned from the Board of Directors.

NAPOLEON STOCK PRICE & VOLUME GRAPH (August 10, 1995 Through July 30, 1997)




                               [GRAPHIC OMITTED]




Current Price:           $3.25
High / Low Range:       $15.50     /    $1.63
Average Daily Volume:   57,150

NAPOLEON VS. LTC INDEX AND STOCK MARKET INDEX
(August 10, 1995 Through July 29, 1997)




                               [GRAPHIC OMITTED]




LTC Index includes: AVC, AHCC, BEV, GHV, GC, HBR, HCR, HHC, HIS, LCA, MNR, MRNR, MUL, RHS, SHG, UNHC AND VC.


Financial Summary - Terrapin
(Dollars in thousands)


                                                     For the Years Ended December 31,
                                                   --------------------------------------
     Income Statement Data:                           1994         1995            1996     1997E(3)
                                                   ----------  -----------     ---------- -----------
     Total revenues                                 $ 712,102  $1,178,888     $1,434,695  $1,908,374
     Facility operating expenses                      528,131     888,551      1,093,948   1,456,862
     Corporate general and administrative              37,041      56,016         60,976      74,291
                                                   ----------  ----------     ----------  ----------
       EBITDAR                                       146,930     234,321        279,771     377,221
     Rent expense                                     42,158      66,125         77,785      97,759
                                                   ----------  ----------     ----------  ----------
     EBITDA                                           104,772     168,196        201,986     279,462
     Depreciation and amortization                     26,367      39,961         41,681      63,666
                                                   ----------  ----------     ----------  ----------
       EBIT                                            78,405     128,235        160,305     215,796
     Interest expense                                  20,602      38,977         64,110      85,921
                                                   ----------  ----------     ----------  ----------
       Earnings (loss) before taxes and
     non-recurring charges
     Non-recurring charges                            57,803      89,258         96,195     129,875
                                                      (4,274)   (133,973)         13,026          -
                                                   ----------  ----------     ----------  ----------
     Earnings before taxes                             53,529    (44,715)        109,221     129,875
     Income taxes                                      22,117    (16,270)         63,715      50,651
                                                   ----------  ----------     ----------  ----------
       Earnings from continuing operations         $   31,412  $  105,528(2)  $   45,506  $   79,224

                                                   ==========  ==========     ==========  ==========

     Balance Sheet Data:

     Cash and cash equivalents                     $   63,347   $   41,304    $   41,072
     Total assets                                   1,255,989    1,433,730     1,993,107
     Current maturities of LTD                          8,972        5,404        16,547
     Long-term debt (1)                               542,480      765,257     1,038,200
     Stockholders' equity                             453,811      431,528       534,865
     Total Facilities                                                  122           118
     Total Beds                                                     16,107        15,456

     Total debt/stockholders' equity                   121.5%       178.6%        197.2%
     Total debt/total                                   54.9%        64.1%         66.4%
     Net debt/total capitalization                      51.8%        62.8%         65.5%
     Capital expenditures                              91,354      131,080       145,065
     Total debt/EBITDA                                   5.26 x       4.58 x        5.22 x
     EBITDAR/Interest + Rent                             2.34         2.23          1.97         2.05
     EBIT/Interest                                       3.81         3.29          2.50         2.51

     -----------------
     (1)  Includes capitalized lease obligations.
     (2)  Before extraordinary charge of $133,973,000.
     (3)  Projections per Wheat First Research.

   OWNERSHIP PROFILE OF TERRAPIN


Institutional Investors(1)     Shares Held    %     Directors and Officers(2)      Shares Held      %
--------------------------     -----------   ---    -------------------------      -----------   ------
Fidelity Management            2,310,000     9.3%     Robert N. Elkins               234,458      0.9%
Pioneering Management          1,811,000     7.3%     Timothy F. Nicholson           174,088      0.7%
Lazard Freres Asset            1,465,000     5.9%     Lawrence P. Cirka               44,217      0.2%
The Crabbe-Huson Company       1,343,000     5.4%     George H. Strong                 4,000      0.0%
Massachusetts Financial
Services                       1,180,000     4.7%     C. Christian Winkle              2,143      0.0%
Investment Counselors            957,860     3.8%     Other Directors and             26,233      0.1%
Heartland Advisors               739,750     3.0%       Officers
Ohio Public Employees            500,000     2.0%              Total                 485,139      1.9%
American Express Financial       498,000     2.0%
Zurich Kemper Investments        482,290     1.9%   Estimated Retail and Others    3,408,317     13.7%
Mitch Hutch Asset Management     480,380     1.9%
BZW Barclays                     427,814     1.7%
Numeric Investors                419,000     1.7%
Dimensional Fund                 417,700     1.7%
Jenswold King                    382,410     1.5%
Others                         7,574,632    30.4%

         Total                20,988,836    84.4%


------------------------------------
(1)  Source: 13F Filing as of March 1997.
(2)  Source: Proxy statement dated June 20, 1997.

TERRAPIN STOCK PRICE & VOLUME GRAPH (July 30, 1996 Through July 30, 1997)







                               [GRAPHIC OMITTED]




Current Price:           $34.63
High/Low Range:          $38.94    /    $22.00
Average Daily VOlume:   177,246

TERRAPIN STOCK PRICE & VOLUME GRAPH (April 25, 1991 Through July 30, 1997)







                               [GRAPHIC OMITTED]




Current Price:           $34.63
High/Low Range:          $42.00    /    $14.00
Average Daily VOlume:   131,632


FINANCIAL SUMMARY - NAPOLEON
(Dollars in thousands)


                                                For the Years Ended        3 Months Ended
                                                   December 31,
                                            ----------------------------  ------------------
    Income Statement Data:                    1994      1995        1996     3/31/96   3/31/97    1997E (1)  1998E  (1)
                                            --------  --------    -------   --------  --------   --------   --------

    Total revenues                          $57,492   $94,178     $127,512  $28,945   $32,694    $115,480   $117,423
    Facility operating expenses              46,035    73,693      111,171   22,106    27,239      94,743     91,874
    Corporate general and administrative      2,935     4,765       5,226     1,434     1,039       2,900      3,207
                                            --------  --------     -------  --------  --------    --------   --------
      EBITDAR                                 8,522    15,720      11,115     5,405     4,416      17,837     22,342
    Rent expense                              3,806     6,404       8,999     1,763     2,632       8,800      7,745
                                            --------  --------     -------  --------  --------    --------   --------
    EBITDA                                    4,716     9,316       2,116     3,642     1,784       9,037     14,597
    Depreciation and amortization             1,465     2,033       3,021       645       857       3,282      3,004
                                            --------  --------     -------  --------  --------    --------   --------
      EBIT                                    3,251     7,283       (905)     2,997       927       5,755     11,593
    Interest expense                          2,857     3,795       5,337       818     1,566       5,465      4,719
                                            --------  --------     -------  --------  --------    --------   --------
      Earnings (loss) before taxes and
    non-recurring charges                       394     3,488      (6,242)    2,179     (639)         290      6,874
    Non-recurring charges                         -         -     (22,128)        -        -            -          -
                                            --------  --------     -------  --------  --------    --------   --------
    Earnings before taxes(1)                      -         -     (28,370)    2,179     (639)         290      6,874
    Income taxes                                  -     1,047      (9,465)      827     (162)         110      2,612
                                            --------  --------     -------  --------  --------    --------   --------
      Earnings from continuing
    operations (1)                          $   394     2,441(3)  (18,905)   1,352    $(477)     $   180      4,262
                                            ========  ========     =======  ========  ========   =========   ========

    Balance Sheet Data:

    Cash and cash equivalents                 3,925     2,485      $1,709             $   611       1,486      2,302
    Total assets                             62,375    93,290      102,119            102,686      94,672     94,275
    Current maturities of LTD                 1,318     1,258       6,341               4,407       2,080      1,610
    Long-term debt (2)                       31,768    34,407      54,030              55,765      56,285     52,675
    Stockholders' equity                      4,745    31,241      16,003              15,526      16,617     21,312
    Total Facilities                                       55          54                  54          42         42
    Total Beds                                          4,614       4,450               4,450          NA         NA

    Total debt/stockholders' equity          697.3%    114.2%      377.2%              387.6%      351.2%     254.7%
    Total debt/total capitalization           87.5%     53.3%       79.0%               79.5%       77.8%      71.8%
    Net debt/total capitalization             77.1%     49.6%       76.8%               78.7%       75.9%      68.8%
    Capital expenditures                      2,472     6,647       6,615                 386          NA         NA
    Total debt/EBITDA                          7.02 x    3.83 x     28.53 x                NA        6.46 x     3.72 x
    EBITDAR/Interest + Rent                    1.28      1.54        0.78      2.09 x    1.05 x      1.25       1.79
    EBIT/Interest                              1.14      1.92      (0.17)      3.66      0.59        1.05       2.46


    ---------------

(1)  Estimates provided by Napoleon management.
(2)  Includes capitalized lease obligations.
(3)  Before extraordinary charge of $992,000.